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                                                                     EXHIBIT 3.2

                                                     RESTATED AS OF MAY 19, 2005

                                     BYLAWS

                                       OF

                         HARVEST NATURAL RESOURCES, INC.

                                    ARTICLE 1

                                  SHAREHOLDERS

      1.1 Time of Annual Meeting. The annual meeting of the shareholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in the waiver of notice thereof, for the purpose of electing directors and transacting such other business as may be properly brought before the meeting. If the day fixed for the annual meeting is a legal holiday, the meeting shall be held on the next succeeding business day.

      1.2 Business Properly Brought Before an Annual Meeting. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a shareholder of the corporation. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 180 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 45 days later than the anniversary date of the immediately preceding annual meeting, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of the annual meeting was mailed to shareholders or the date on which it is first disclosed to the public. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting
(a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such proposal, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. In addition, if the shareholder's ownership of shares of the Corporation, as set forth in the notice, is solely beneficial, documentary evidence of such ownership must accompany the notice. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section

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1.2. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that any business which was not properly brought before the meeting is out of order and shall not be transacted at the meeting.

      1.3 Adjournment of Annual Meeting. An annual meeting of shareholders may be adjourned by the presiding officer of the meeting for any reason (including, if the presiding officer determines that it would be in the best interests of the corporation to extend the period of time for the solicitation of proxies) from time to time and place to place until the presiding officer shall determine that the business to be conducted at the meeting is completed, which determination shall be conclusive.

      1.4 Special Meetings. Except as otherwise required by law, a special meeting of the shareholders may be called only by the President and Chief Executive Officer or the Chairman of the Board and then only as provided for in resolutions duly adopted by the Board of Directors or at the written request of a majority of the directors. The resolutions or request shall state the purpose or purposes for which the meeting is to be called. The notice of every special meeting of shareholders shall state the purpose for which it is called. At any special meeting of shareholders, only such business shall be conducted as shall be provided for in the resolutions or request calling the special meeting. Any special meeting of shareholders may be adjourned by the presiding officer of the meeting for any reason (including, if the presiding officer determines that it would be in the best interests of the corporation to extend the period of time for the solicitation of proxies) from time to time and from place to place until the presiding officer shall determine that the business to be conducted at the meeting is completed, which determination shall be conclusive.

      1.5 Place of Meetings. Meetings of the shareholders shall be held at the principal business office of the corporation or at such other place as may be determined by the Board of Directors and stated in the notice of meeting.

      1.6 Notice of Meetings. Except as otherwise permitted or required by law, written or printed notice stating the place, if any, day and hour of the meeting, the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed to each shareholder of record entitled to vote at the meeting at the shareholder's address as it appears on the stock transfer records of the corporation, with postage thereon prepaid, not less than 10 nor more than 60 days before the date of the meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting of the time, place, if any, and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at the adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting, except as otherwise permitted or required bylaw.

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      1.7 Waiver of Notice. Whenever any notice is required to be given to any shareholder of the corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. The attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting, except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

      1.8 Fixing of Record Date.

            (a) In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date (which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors), which (as applicable) shall not be more than 60 nor less than 10 days before the date of such meeting, shall not be more than 10 days after the date on which the resolution fixing the record date for the consent is adopted by the Board of Directors, or shall not be more than 60 days prior to any other action.

            (b) If no record date is fixed:

                  (1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

                  (2) The record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, (i)when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation as required by law or (ii) when prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking the prior action;.

                  (3) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

            (c) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      1.9 Voting Records.

            (a) The officer who has charge of the stock ledger of the corporation shall make, at least 10 days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each

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shareholder and the number of shares registered in the name of each shareholder.
Such list shall be open to the examination of any shareholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting during ordinary business hours, at the principal place of business of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

            (b) Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors they shall be ineligible for election to any office at such meeting.

            (c) The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the shareholder list or the books of the corporation, or to vote in person or by proxy at any meeting of shareholders.

      1.10 Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders for the transaction of business. Whether or not a quorum is present, a majority of the shareholders present in person or by proxy may adjourn the meeting from time to time to a different time and place without further notice if the time and place thereof are announced at the meeting at which the adjournment is taken. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

      1.11 Vote. Unless otherwise provided by the Certificate of Incorporation or by the corporation laws of the State of Delaware, each shareholder of the corporation shall, at every meeting of shareholders, be entitled to one vote in person or by proxy for each share of capital stock of the corporation registered in his name. The vote of the holders of a majority of the shares present and entitled to vote at any duly organized meeting at which a quorum is present or represented shall decide any question unless the vote of a different number shall be expressly required by law, the Certificate of Incorporation or these Bylaws in which case such express provision shall govern and control the decision of that matter. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors.

      1.12 Proxies. (a) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after 3 years from its date, unless the proxy provides for a longer period.

            (a) Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy pursuant to subsection (b) of this section, the following shall constitute a valid means by which a stockholder may grant such authority;

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                  (1) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder's authorized officer, director, employee or agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

                  (2) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission as authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid , the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

            (b) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection (b) of this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

            (c) A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

      1.13 Voting of Shares by Certain Holders. (a) Any other corporation owning voting shares in this corporation may vote the same by its President or by proxy appointed by him, unless some other person shall be appointed to vote such shares by resolution of the board of directors of such shareholder corporation. A partnership holding shares of this corporation may vote such shares by any general partner or by proxy appointed by any general partner. Any other entity owning voting shares in this corporation may vote such shares by the person duly authorized to vote such shares according to the entity's constituent documents or to resolutions adopted by the entity's board of directors or equivalent body.

            (a) Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A shareholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his

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proxy, may represent the stock and vote thereon. Persons holding stock in another fiduciary capacity shall be entitled to vote the shares so held.

            (b) Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the corporation he or she has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his or her proxy, may represent such stock and vote thereon.

            (c) If shares or other securities having voting power stand of record in the names of two or more persons, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

                  (1) If only one votes, the act of such person binds all;

                  (2) If more than one votes, the act of the majority so voting binds all;

                  (3) If more than one votes and if the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the person so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the court. If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this subsection shall be a majority or even split in interest.

      1.14 Procedures at Shareholders' Meetings. The order of business and all other matters of procedure at every meeting of the shareholders may be determined by the presiding officer of the meeting, who shall be the Chairman of the Board of Directors, the President and Chief Executive Officer or such other officer of the corporation as designated by the Board of Directors. The presiding officer of the meeting shall have all the powers and authority vested in a presiding officer by law or practice without restriction, including, without limitation, the authority, in order to conduct an orderly meeting, to impose reasonable limits on the amount of time at the meeting taken up in remarks by any one shareholder and to declare any business not properly brought before the meeting to be out of order.

      1.15 Judge of Election. The Board shall appoint one or more Judges of Election to serve at every meeting of the shareholders.

                                    ARTICLE 2

                               BOARD OF DIRECTORS

      2.1 General Powers. The business and affairs of the corporation shall be managed by its Board of Directors, who shall exercise all the powers of the corporation not reserved to or conferred on the shareholders by statute, the Certificate of Incorporation or these Bylaws.

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      2.2 Number, Tenure and Qualification. The number of directors of the corporation shall be seven. The directors shall hold office until the next annual meeting of shareholders and until their successors shall have been elected and qualified. The number of directors permitted under these Bylaws may be increased or decreased from time to time by amendment to these Bylaws. Directors need not be residents of the State of Delaware or shareholders of the corporation.

      2.3 Nomination of Directors. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors at a shareholders' meeting may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a shareholders' meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation not later than (a) with respect to an election to be held at an annual meeting of shareholders, 90 days prior to the anniversary date of the date of the immediately preceding annual meeting, and (b) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which a written statement setting forth the date of such meeting is first mailed to shareholders provided that such statement is mailed no earlier than 120 days prior to the date of such meeting. Notwithstanding the foregoing if an existing director is not standing for reelection to a directorship which is the subject of an election at such meeting or if a vacancy exists as to a directorship which is the subject of an election at a shareholders' meeting, whether as a result of resignation, death, an increase in the number of directors, or otherwise, then a shareholder may make a nomination with respect to such directorship at any time not later than the close of business on the tenth day following the date on which a written statement setting forth the fact that such directorship is to be elected and the name of the nominee proposed by the Board of Directors is first mailed to shareholders. Each notice of a nomination from a shareholder shall set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations); and (v) the consent of each nominee to serve as a director of the corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

      2.4 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place,

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either within or without the State of Delaware, for the holding of additional regular meetings without other notice than the resolution.

      2.5 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or by one-third of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

      2.6 Notice. Written notice of any special meeting of the Board of Directors shall be given at least two days prior to the meeting by personal delivery, by mail or by telegram. Notice with respect to telephonic board meetings shall be given at least 24 hours prior to the meeting by personal delivery, telephone, mail or telefax. If mailed, notice shall be deemed to be given when deposited in the United States mails addressed to the director at the director's business address, with postage thereon prepaid. If by telegram, notice shall be deemed to be given when the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where the director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

      2.7 Waiver of Notice. Whenever any notice is required to be given to any director of the corporation, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

      2.8 Quorum; Majority Vote. A majority of the number of directors fixed by
Section 2.2 of this Article 2 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a different number is provided by law, the Certificate of Incorporation or these Bylaws.

      2.9 Meeting by Telephone Conference; Consent in Lieu of Meeting.

            (a) Members of the Board of Directors may hold a board meeting by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting.

            (b) Any action which is required or permitted to be taken by the directors at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all of the directors entitled to vote on the matter. Such consent, which shall have the same effect as a unanimous vote of the directors, shall be filed with the minutes of the corporation.

      2.10 Vacancies. Except as otherwise provided by law, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by

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affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by a sole remaining director. Any such directorship not so filled by the directors shall be filled by election at the next annual meeting of shareholders or at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected to serve until the next annual meeting of shareholders and until a successor shall be elected and qualified.

      2.11 Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

      2.12 Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director's dissent to the action is entered in the minutes of the meeting or unless a written dissent to the action is filed with the person acting as the secretary of the meeting before the adjournment thereof or forwarded by certified or registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action.

      2.13 Transactions With Directors.

            (a) Any contract or other transaction or determination between the corporation and one or more of its directors, or between the corporation and another party in which one or more of its directors are interested, shall be valid notwithstanding the relationship or interest or the presence or participation of such director or directors in a meeting of the Board of Directors or a committee thereof which acts upon or in reference to such contract, transaction or determination, if:

                  (1) The material facts as to such relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or committee and it authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or

                  (2) The material facts as to such relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

                  (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the shareholders.

                  (4) None of the provisions of this section shall invalidate any contract, transaction or determination which would otherwise be valid under applicable law.

      2.14 Removal. All or any number of the directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

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      2.15 Resignation. Any director may resign by delivering his or her resignation, in writing, to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective on receipt unless it is specified to be effective at some other time or upon the happening of some other event.

      2.16 Chairman of the Board. The Board of Directors may appoint a Chairman of the Board from time to time, who shall preside at meetings of the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

                                    ARTICLE 3

                                   COMMITTEES

      3.1 Designation. The Board of Directors may designate from among its members an executive committee and/or one or more other committees, each consisting of one or more directors. The designation of a committee, and the delegation of authority to it, shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. No member of any committee shall continue to be a member thereof after ceasing to be a director of the corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of any committee, to fill vacancies thereon, to change any member thereof and to change the functions or terminate the existence thereof.

      3.2 Powers. Any such committee, to the extent provided by resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation; adopting an agreement of merger or consolidation; recommending to the shareholders the sale, lease or exchange of all or substantially all of the corporation's property and assets; recommending to the shareholders a dissolution of the corporation or a revocation of a dissolution; or amending the Bylaws of the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger with respect to the merger into the corporation of a subsidiary of which at least 90 percent of the outstanding shares of each class are owned by the corporation.

      3.3 Procedures; Meetings; Quorum.

            (a) The Board of Directors shall appoint a chairman from among the members of the committee and shall appoint a secretary who may, but need not, be a member of the committee. The chairman shall preside at all committee meetings and the secretary of the committee shall keep a record of its acts and proceedings.

            (b) Regular meetings of a committee, of which no notice shall be necessary, shall be held on such days and at such places as shall be fixed by resolution adopted by the committee. Special meetings of a committee shall be called at the request of the President or of any member of the committee, and shall be held upon such notice as is required by these Bylaws

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for special meetings of the Board of Directors, provided that notice by word of mouth or telephone shall be sufficient if received in the city where the meeting is to be held not later than the day immediately preceding the day of the meeting. A waiver of notice of a meeting, signed by the person or persons entitled to such notice, whether before or after the event stated therein, shall be deemed equivalent to the giving of such notice.

            (c) Attendance of any member of a committee at a meeting shall constitute a waiver of notice of the meeting. A majority of a committee, from time to time, shall be necessary to constitute a quorum for the transaction of any business, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee. Members of a committee may hold a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at the meeting.

            (d) Any action which may be taken at a meeting of a committee may be taken without a meeting if a consent in writing setting forth the actions so taken shall be signed by all members of the committee entitled to vote with respect to the subject matter thereof. The consent shall have the same effect as a unanimous vote of the committee.

            (e) The Board of Directors may vote to the members of any committee a reasonable fee as compensation for attendance at meetings of the committee.

                                    ARTICLE 4

                                    OFFICERS

      4.1 Number. The officers of the corporation shall be a President and a Secretary. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors and shall have such powers and duties as may be prescribed by the Board of Directors. Any two or more offices may be held by the same person.

      4.2 Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the shareholders. If the election of officers shall not be held at the meeting, it shall be held as soon thereafter as is convenient. Each officer shall hold office until a successor shall have been duly elected and shall have qualified or until the officer's death, resignation or removal in the manner hereinafter provided.

      4.3 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby.

      4.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

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      4.5 President and Chief Executive Officer ("CEO"). The President and CEO
shall be the chief executive officer of the corporation and shall be in general charge of its business and affairs, subject to the control of the Board of Directors. The President and CEO shall preside, in the absence of a Chairman of the Board, at all meetings of shareholders and directors. The President and CEO may execute on behalf of the corporation all contracts, agreements, stock certificates and other instruments. The President and CEO shall from time to time report to the Board of Directors all matters within the President and CEO's knowledge affecting the corporation which should be brought to the attention of the Board. The President and CEO shall vote all shares of stock in other corporations owned by the corporation, and shall be empowered to execute proxies, waivers of notice, consents and other instruments in the name of the corporation with respect to such stock. The President and CEO shall perform such other duties as may be required by the Board of Directors.

      4.6 Secretary. The Secretary shall keep the minutes of all meetings of the directors and shareholders, and shall have custody of the minute books and other records pertaining to the corporate business. The Secretary shall countersign all stock certificates and other instruments requiring the seal of the corporation and shall perform such other duties as may be required by the Board of Directors.

      4.7 Vice Presidents. In the absence of the President or in the event of the President's death or inability or refusal to act, the Vice President (or, in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President shall perform such other duties assigned by the President or by the Board of Directors.

      4.8 Treasurer. The Treasurer shall be the chief financial and accounting officer of the corporation. The Treasurer shall keep correct and complete records of accounts showing the financial condition of the corporation. The Treasurer shall be legal custodian of all moneys, notes, securities and other valuables that may come into the possession of the corporation. The Treasurer shall deposit all funds of the corporation that come into the Treasurer's hands in depositories that the Board of Directors may designate. The Treasurer shall pay the funds out only on the check of the corporation signed in the manner authorized by the Board of Directors. The Treasurer shall perform such other duties as assigned by the Board of Directors may require.

      4.9 Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary because the officer is also a director of the corporation.

                                   ARTICLE 5

      5.1 The Corporation shall indemnify to the fullest extent then permitted by the law any person who is made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation, or serves or served at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection therewith. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article. The indemnification provided hereby shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, Bylaw, agreement, vote of shareholders or directors or otherwise, both as to action in any official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

      Any person other than a director or officer who is or was an employee or agent of the Corporation or any of its wholly owned or majority owned subsidiaries, or fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plans of the Corporation or any of its wholly owned or majority owned subsidiaries, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise may be indemnified to such extent as, and in the manner that, the board of directors in its discretion at any time or from time to time may authorize.

      5.2 No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that the liability of a director shall not be eliminated (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

                                    ARTICLE 6

                    CERTIFICATE FOR SHARES AND THEIR TRANSFER

      6.1 Certificates for Shares.

            (a) Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and may be sealed with the seal of the corporation or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified.

            (b) The name and address of the person to whom the shares represented by each certificate are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

      6.2 Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by the holder's legal representative, who shall furnish proper evidence of authority to transfer, or by the holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

      6.3 Transfer Agent and Registrar. The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the shares of the corporation, with such powers and duties as the Board of Directors shall determine by resolution. The signatures of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is manually signed on behalf of such officers by a transfer agent or a registrar other than the corporation itself.

      6.4 Officer Ceasing to Act. In case any officer who has signed or whose facsimile signature has been placed upon a stock certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if the signer were such officer at the date of its issuance.

      6.5 Fractional Shares. The corporation shall not issue certificates for fractional shares.

                                    ARTICLE 7

                 CONTRACTS, LOANS, CHECKS AND OTHER INSTRUMENTS

      7.1 Contracts. The Board of Directors may authorize any officer or officers and agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

      7.2 Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

      7.3 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers and agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

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

                                    ARTICLE 8

                                      SEAL

      8.1 Seal. The seal of the corporation shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words "Corporate Seal."

      8.2 Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal or otherwise ineffective shall not affect or invalidate any other provision of these Bylaws.

      8.3 Evidence of Authority. A certificate by the Secretary or an Assistant Secretary as to any action taken by the shareholders, directors, any committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

                                    ARTICLE 9

                                   AMENDMENTS

      These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors or by the shareholders at any regular or special meeting.

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